UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2024

EXPAND ENERGY CORPORATION

(Exact name of registrant as specified in its Charter)

Oklahoma	001-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 North Western Avenue	Oklahoma City	OK	73118
(Address of principal executive offices)			(Zip Code)

(405) 848-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXE	The Nasdaq Stock Market LLC
Class A Warrants to purchase Common Stock	EXEEW	The Nasdaq Stock Market LLC
Class B Warrants to purchase Common Stock	EXEEZ	The Nasdaq Stock Market LLC
Class C Warrants to purchase Common Stock	EXEEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the Investment Grade Date Event (as defined below), on October 28, 2024, Expand Energy Corporation (“Expand Energy” or the “Company”) entered into (i) the Tenth Supplemental Indenture, by and between the Company and Regions Bank (as successor in interest to U.S. Bank National Association), as trustee, to the Indenture dated as of January 23, 2015, as supplemented by the First Supplemental Indenture dated as of January 23, 2015 (which governs the 4.950% Senior Notes due 2025 (the “2025 Notes”)) and as further supplemented to date with respect to the 2025 Notes (the “2025 Indenture”), (ii) the Tenth Supplemental Indenture, by and between the Company and U.S. Bank Trust Company, National Association, as trustee, to the Indenture, dated as of September 25, 2017, as supplemented by the Fourth Supplemental Indenture, dated as of August 27, 2020 (which governs the 8.375% Senior Notes due 2028 (the “2028 Notes”)) and as further supplemented to date with respect to the 2028 Notes (the “2028 Indenture”), (iii) the Ninth Supplemental Indenture, by and between the Company and Regions Bank, as trustee, to the Indenture dated as of August 30, 2021, as supplemented by the First Supplemental Indenture (which governs the 5.375% Senior Notes due 2030 the (“2030 Notes”)), the Second Supplemental Indenture (which governs the 5.375% Senior Notes due 2029 (the “2029 Notes”)) and the Fourth Supplemental Indenture (which governs the 4.750% Senior Notes Due 2032 (the “2032 Notes”)) as further supplemented to date with respect to the 2030 Notes, the 2029 Notes and the 2032 Notes (the “2030 Indenture”), (iv) the Fourth Supplemental Indenture, by and between the Company and Deutsche Bank Trust Company Americas, as trustee, to the Indenture dated as of February 5, 2021 (which governs the 5.500% Senior Notes due 2026 and the 5.875% Senior Notes due 2029) as further supplemented to date (the “2026 Indenture”), and (v) the Sixth Supplemental Indenture, by and between the Company and Wilmington Trust, National Association, a national banking association, as trustee, to the Indenture dated as of April 7, 2021 (which governs the 6.750% Senior Notes due 2029) as further supplemented to date (the “2029 Indenture,” together with the 2025 Indenture, the 2028 Indenture, the 2030 Indenture and the 2026 Indenture, the “Indentures”) (collectively, the “Supplemental Indentures”), pursuant to which each subsidiary guarantor party thereto was released of all of its obligations under its guarantee of the Company’s obligations under each of the Indentures.

Additionally, as a result of the Investment Grade Date Event, under the 2026 Indenture and the 2029 Indenture, certain restrictive covenants under the 2026 Indenture and the 2029 Indenture are no longer in effect upon the Company.

The foregoing description of each of the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to copies of each of the Supplemental Indentures, which are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5, respectively, and incorporated herein by reference.

Item 8.01 Other Events.

On October 28, 2024, Expand Energy satisfied the “Investment Grade Date” conditions set forth in its credit agreement, dated as of December 9, 2022, with the lenders and issuing banks party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (such credit agreement, as amended pursuant to the Amendment No. 1 and Borrowing Base Agreement, dated April 29, 2024, the “Pre-IG Credit Agreement”), and as a result of satisfying such conditions, (i) the Pre-IG Credit Agreement was automatically amended in its entirety as set forth in a certain exhibit to the Pre-IG Credit Agreement (such automatic amendment of the Pre-IG Credit Agreement, the “Investment Grade Date Amendment” and the Pre-IG Credit Agreement as amended by the Investment Grade Date Amendment, the “Credit Agreement”) and (ii) all liens and guarantees previously provided by the Company and its subsidiaries in connection with the Pre-IG Credit Agreement were released (such amendment and releases, collectively, the “Investment Grade Date Event”).

The Credit Agreement continues to provide for aggregate commitments of $2.5 billion, a $500 million sublimit for the issuance of letters of credit and a $50 million sublimit available for swingline loans. The Credit Agreement contains restrictive covenants that, subject to exceptions customary to investment grade credit facilities, limit Expand Energy and its subsidiaries’ ability to, among other things: (i) incur priority indebtedness, (ii) enter into mergers, (iii) make or declare dividends, (iv) incur liens, (v) sell all or substantially all of their assets, and (vi) engage in certain transactions with affiliates. The Credit Agreement also provides for compliance with a ratio of Expand Energy’s total indebtedness to the sum of total indebtedness plus stockholders’ equity (the debt to capitalization ratio), not to exceed 65%. In addition, the Credit Agreement is subject to customary events of default, remedies, and cure rights for investment grade credit facilities of this nature.

Borrowings under the Credit Agreement may be alternate base rate loans or term SOFR loans, at the Company’s election. Interest is payable quarterly for alternate base rate loans and at the end of the applicable interest period for term SOFR loans. Term SOFR loans bear interest at term SOFR plus an applicable rate ranging from 125 to 187.5 basis points per annum, depending on the Company’s unsecured debt ratings, plus an additional 10 basis points per annum credit spread adjustment. Alternate base rate loans bear interest at a rate per annum equal to the greatest of: (i) the prime rate, (ii) the federal funds effective rate plus 50 basis points, and (iii) the adjusted term SOFR rate for a one-month interest period plus 100 basis points, plus an applicable margin ranging from 25 to 87.5 basis points per annum, depending on the Company’s unsecured debt ratings. The Company also pays a commitment fee on unused commitment amounts under the Credit Agreement ranging from 15 to 27.5 basis points per annum, depending on the Company’s unsecured debt ratings.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description
4.1	Tenth Supplemental Indenture, dated as of October 28, 2024 by and among Expand Energy Corporation and Regions Bank (as successor in interest to U.S. Bank Trust Company, National Association), as Trustee
4.2	Tenth Supplemental Indenture, dated as of October 28, 2024 by and among Expand Energy Corporation and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Trustee
4.3	Ninth Supplemental Indenture, dated as of October 28, 2024 by and among Expand Energy Corporation and Regions Bank, as Trustee
4.4	Fourth Supplemental Indenture, dated as of October 28, 2024 by and among Expand Energy Corporation and Deutsche Bank Trust Company Americas, as Trustee
4.5	Sixth Supplemental Indenture, dated as of October 28, 2024 by and among Expand Energy Corporation and Wilmington Trust, National Association, a national banking association, as Trustee
10.1	Credit Agreement, dated as of December 9, 2022 by and among Expand Energy Corporation (f/k/a Chesapeake Energy Corporation), the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPAND ENERGY CORPORATION

By:	/s/ CHRIS LACY
Chris Lacy
Executive Vice President, General Counsel and Corporate Secretary

Date: November 1, 2024